EXHIBIT 23.1

                          [Grant Thornton Letterhead]

Accountants and Management Consultants


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 2, 2004, accompanying the consolidated financial statements included in the Annual Report of Tarrant Apparel Group on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tarrant Apparel Group on Form S-8.



                                                     /s/ Grant Thornton, LLP
                                                     --------------------------
Los Angeles, California
April 8, 2004